ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of January 3rd 2018, by and among Intermissum Limited, an England and Wales public limited company and Alexander Ridley (each of the foregoing entity and individual referred to herein as the “Seller” and all of the foregoing collectively referred to herein as the “Sellers”) and GOOD GAMING, INC., a Nevada corporation (the “Buyer”). Each of the above may also be individually referred to herein as a “Party” or all of the above, collectively, as the “Parties.”

WHEREAS, Buyer desires to purchase from Sellers, and Sellers wish to sell to Buyer, the assets owned by Sellers listed below, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I.

PURCHASE OF ASSETS

1.1 Sale of Assets.Upon the terms and subject to the conditions set forth herein, atthe Closing (as defined below), Buyer shall purchase from Sellers, and Sellers shall sell to Buyer, all of Sellers’ right, title and interest in and to the following assets (collectively, the “Purchased Assets”):

Hardcore Games Server’s and all related domains, social media, github organizations, Hardcore Games trademarks (trademarks outside North America may be surrendered), Enjin sites, equipment, fixtures, machinery, tools, parts, supplies, and other similar tangible and intangible property associated with the Hardcore Games Server including but not limited to the following specific items:

(a) Domains: hcgames.org and all other domains that redirect to Hardcore

Games.

(b) Social Media:

1. https://twitter.com/hcgamesnetwork (Hardcore Games Twitter).

2. The Hardcore Games Discord server

● Any email accounts associated with Hardcore Games accounts on (MinecraftServers.org, PlanetMinecraft.org, and other advertising sites) will be changed to a Hardcore Games email or one that the purchaser’s designate.

(c) Ownership of any existing repositories and/or source code for both new and old content and/or Minecraft plugins associated with Hardcore Games.

(d) Ownership of all “Hardcore Games” websites and designs.

(e) The https://www.buycraft.net/ webstore associated with the Hardcore Games Minecraft server transferred to a Buycraft account that the purchaser’s designate.

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(f) All other related projects, code, files, website files, social media accounts, builds, and other content in relation to “Hardcore Games” and “Hardcore Games”, including any existing Hardcore Games Minecraft server infrastructure itself.

1.2 Assumption of Obligations.Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), Buyer shall undertake or assume the following obligations and liabilities from Sellers (the “Assumed Obligations”):

(a) Buyer agrees to assume Sellers’ obligations under any Lease related to the Purchased Assets, but only prospectively after the Closing. All obligations (monetary or otherwise) related to any Lease and belonging to Sellers prior to Closing shall remain the responsibility of Sellers to satisfy.

Other than the Assumed Obligations, Buyer assumes no other obligations or liabilities belonging to Sellers or associated with the Business, including without limitation: (i) any liability or obligation under contracts, agreements, arrangements and understandings of Sellers, including any and all Accounts Payables as of the Closing (the “Contracts”), (ii) any liability or obligations under any of the Contracts arising out of or relating to actions, omissions or occurrences taking place in connection with the Business prior to the Closing Date, whether or not Buyer has received notice of any such liabilities or obligations, (iii) any liability or obligation of or relating to Sellers’ dealings or relations with their employees, agents, consultants, or contractors, including without limitation, any matter involving wages, bonuses, insurance, benefits, pension funds, stock options, employment agreements, or other amounts owed to or payable on behalf of any employees or contractors of Sellers, (iv) any United States, federal, state, local and foreign income, excise, sales, use, transfer, payroll, withholding, real or personal property, franchise or margin, gross receipts, ad valorem, business, occupation, or other taxes, duties, governmental charges and assessments of any type whatsoever, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending prior to the Closing Date or which are obligations of Sellers that arise out of or relate to the consummation and performance of the transactions contemplated in this Agreement, (v) any liabilities or obligations for commissions or other amounts owed to or payable on behalf of sales agents or representatives, whether employees or independent contractors of Sellers, and (vi) any other liability, obligation or commitment of Sellers, whether known or unknown and whether fixed or contingent, not specifically constituting an Assumed Liability in this Agreement.

1.3 Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) is Four Thousand, Two Hundred and Fifty and 00/100 Dollars ($4,250.00).

1.4 Payment of Purchase Price. The Purchase Price for the Purchased Assets shall be paid by Buyer to Sellers as follows: An initial payment in the amount of $4,250.00 at Closing.

1.5 Allocation of Purchase Price.The Purchase Price for the Purchased Assets shall be specifically allocated as solely determined by Buyer. To the extent required by law, the Parties agree to report this transaction for federal tax purposes in accordance with the allocation of the Purchase Price as described in this Section 1.5.

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ARTICLE II.

CLOSING

2.1 Closing.The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at or about 5:00 p.m. on January 3rd, 2018 (the “Closing Date”), at Sellers’ place of business, or at such other time and place as agreed upon by the Parties

2.2 Risk of Loss. Sellers shall assume all risk of loss, destruction or damage to the Purchased Assets due to fire or other casualty prior to and including the Closing Date, and Buyer shall assume all risk of loss, destruction or damage to the Purchased Assets due to fire or other casualty after the Closing Date (provided all conditions and requirements of closing have been met). In the event any of the Purchased Assets are lost, destroyed, or damaged prior to the Closing Date, the value of same, as solely determined by Buyer, shall be deducted from the Purchase Price, or Buyer shall have the option to terminate this Agreement.

2.3 Conveyances at Closing.

(a) To effect the sale and transfer of the Purchased Assets at the Closing, Sellers will, at the Closing, execute and deliver or cause to be executed and delivered to Buyer:

(i) A Bill of Sale in the form attached hereto as Exhibit A;

(ii) Such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof; provided, however, that in the event Sellers are unable to provide any or all of such instruments at Closing, Sellers agree to do so within a reasonable time thereafter.

(b) To effect the sale and transfer of the Purchased Assets, Buyer will, at the Closing, execute and deliver or cause to be executed and delivered to Sellers:

(i) A deposit check in the amount of $4,250.00 applied toward the Purchase Price;

(ii) Such other instruments as shall be reasonably requested by Sellers to evidence Buyer’s assumption of the Assumed Liabilities in accordance with the provisions hereof; provided, however, that in the event Buyer is unable to provide any or all of such instruments at Closing, Buyer agrees to do so within a reasonable time thereafter.

(c) To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance and shall be executed and delivered in a manner reasonably satisfactory to Buyer.

2.4 Transfer Taxes and Fees.Sellers shall be solely responsible for any documentary and transfer taxes and any sales, use or other taxes imposed, if any, by reason of the transfer of the Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

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ARTICLE III.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SELLERS

3.1 Representations, Covenants, and Warranties. As applicable, Sellers represent, covenant, and warrant to Buyer as follows:

(a) Seller Intermissum Limited is a duly formed, validly existing entity and in good standing under the jurisdiction of England and Wales. Sellers have all necessary power and authority, and have taken all action necessary to execute and deliver this Agreement, consummate the transactions contemplated hereby and to perform said Sellers’ obligations hereunder, and no other material proceedings on said Seller’s part are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(b) Upon the execution and delivery of this Agreement by Sellers, this Agreement will be legal, valid and binding upon Sellers and enforceable against Sellers in accordance with its terms, and the sale of any of the Purchased Assets hereunder will not violate, breach or result in any material default under any material indenture, mortgage, lease, agreement, license, permit, article, by-law, statute, regulation, order, judgment, decree, ordinance or law to which Sellers is a party or by which Sellers or any of the Purchased Assets are bound, unless otherwise disclosed to Buyer by Sellers.

(c) Within thirty (30) business days of the Closing, Sellers agree to (i) file any and all documents necessary to reflect the sale of the Purchased Assets to Buyer, including, without limitation, to the extent necessary, a Notice of Abandonment of Assumed Name with the appropriate governmental offices as may be required under the law, and (ii) pay, out of the Purchase Price proceeds, all Accounts Payable existing prior to the Closing, including without limitation, any unsatisfied judgments against Sellers.

(d) As of the Closing Date, Sellers hereby release Buyer from any and all obligations owing to Sellers including, without limitation, any moneys owing to Sellers thereunder.

(e) Sellers agree they are liable for all of the obligations of Sellers under this Agreement.

3.2 Confidentiality Agreement. Sellers have had access to and knowledge of Buyer’s confidential, proprietary, and trade secret information (the “Confidential Information”). Buyer’s Confidential Information includes, without limitation, any information of any kind, nature or description concerning any matters affecting or relating to the business of Buyer, such as the names and contact information of any of its customers, the fees or prices Buyer quotes or has quoted or obtains or has obtained, or any other information of, about or concerning the business of Buyer, its manner of operation, its plans, business methods, processes or other data of any kind, nature or description, without regard to whether any of all of the foregoing matters would be deemed confidential, material, important, or a trade secret under common law. Confidential Information shall also include any confidential, proprietary, and trade secret information relating to the Business. In consideration of Buyer’s agreement to purchase the Purchased Assets as contemplated herein, Sellers agree to not, at any time after the Closing Date, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or any other entity, in any manner whatsoever, any aspect of the Confidential Information, or to use any such Confidential Information for Sellers’s personal benefit or for the benefit of any third party.The Parties stipulate that, as among them, the Confidential Information is important, material, and gravely affects the effective and successful conduct of the Business and its goodwill, and that any breach of this provision is a material breach of this Agreement.

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3.3 Non-Solicitation of Employees Covenant.For a period of two (2) years subsequent to the Closing Date, Sellers agree that, in order to protect the Confidential Information of Buyer from unauthorized use, said Sellers will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Buyer to terminate his or her relationship with the Buyer in order to become an employee, consultant or independent contractor to or for any other person or business entity in competition with Buyer.

3.4 Non-Solicitation of Customers Covenant. Except to promote the Business or any other businesses owned or operated by Buyer, as additional consideration for Buyer’s agreement to purchase the Purchased Assets, and in order to protect the Confidential Information from unauthorized use, Sellers agree that for two (2) years after the Effective Date, said Sellers will not, either directly or indirectly, separately or in association with others:

(a) solicit, or encourage or assist others to solicit, any of the Customers (as defined below) of the Buyer for the purpose of doing the same or similar business then engaged in by the Buyer; or

(b) divert or take away, or attempt to divert or take away, business or potential business from the Buyer with respect to its customers or prospective customers.

For purposes of this Agreement, “Customer” shall mean (i) any person or entity who has attempted to access or use the Purchased Assets prior to or on the Closing Date.

3.5 Title to Purchased Assets.Sellers represent that they own good, valid, and marketable title in all of the Purchased Assets free and clear of any liens or encumbrances, and Sellers have the complete and unrestricted power, right, and authority to transfer, sell, assign, convey, and deliver the Purchased Assets to Buyer in accordance with the terms hereof without restriction or limitation.

3.6 Litigation.Sellers represent that (i) there is no claim, action, suit, investigation, arbitration, proceeding, or inquiry pending by, against, or affecting, or to the knowledge of Sellers, threatened by, against, or affecting Sellers or any current or former officer, member, employee, consultant, agent or independent contractor of Sellers that is in any way related to the Purchased Assets, (ii) there are no judgments, orders, injunctions, decrees, stipulations, or awards against any Sellers or related to any of the Purchased Assets, and (iii) there are no pending or, to the knowledge of Sellers, threatened actions or proceedings, assessments, or collections of taxes with respect to the Purchased Assets that could subject Buyer to any liability for such taxes for the period prior to the Closing Date or could impair any of the Purchased Assets and that there is no basis for any such actions or proceedings.

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ARTICLE IV.

REPRESENTATIONS OF BUYER

4.1 Representations.Buyer hereby represents to Sellers as follows:

(a) Buyer is a Nevada corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, has all necessary power and authority, has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform Buyer’s obligations hereunder, and no other proceedings on Buyer’s part are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(b) Upon the execution and delivery of this Agreement by Buyer, this Agreement will be legal, valid and binding upon Buyer and enforceable against Buyer in accordance with its terms and the consummation of the transactions contemplated herein will not violate, breach or result in any material default under any material indenture, mortgage, lease, agreement, license, permit, article, by-law, statute, regulation, order, judgment, decree, ordinance or law to which Buyer is a party or by which Buyer or any of its assets are bound, unless otherwise disclosed to Sellers by Buyer.

ARTICLE V.

ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING

5.1 Further Assurances and Cooperation.From time to time, at the request of any Party to this Agreement, and without further consideration, the other Parties shall execute and deliver such document, obtain such third party consents and take any such other action as may be reasonably necessary in order to consummate more effectively the transactions contemplated by this Agreement.

5.2 Notices to Customers.Buyer will determine if and when to deliver a notice of the purchase and sale of the Purchased Assets to the Customers of the Business.

5.3 Survival of Representations and Warranties.All representations, warranties and covenants of the Parties contained in this Agreement or in any certificate, exhibit or instrument or conveyance delivered by or on behalf of the Parties pursuant hereto shall survive the Closing.

5.4 Indemnification Provisions for Benefit of Buyer.

(a) IN THE EVENT SELLERS BREACH ANY OF ITS REPRESENTATIONS, WARRANTIES, AND COVENANTS CONTAINED IN THIS AGREEMENT, THEN SELLERS AGREE TO INDEMNIFY BUYER FROM AND AGAINST THE ENTIRETY OF ANY ACTIONS, SUITS, PROCEEDINGS, HEARINGS, INVESTIGATIONS, CHARGES, COMPLAINTS, CLAIMS, DEMANDS, INJUNCTIONS, JUDGMENTS, ORDERS, DECREES, RULINGS, DAMAGES, DUES, PENALTIES, FINES, COSTS, REASONABLE AMOUNTS PAID IN SETTLEMENT, LIABILITIES, OBLIGATIONS, TAXES, LIENS, LOSSES, EXPENSES, AND FEES, INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES AND EXPENSES (COLLECTIVELY, “DAMAGES”), WHICH BUYER SHALL SUFFER THROUGH AND AFTER THE DATE OF THE CLAIM FOR INDEMNIFICATION CAUSED PROXIMATELY BY THE BREACH.

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(b) SELLERS AGREE TO INDEMNIFY BUYER FROM AND AGAINST THE ENTIRETY OF ANY DAMAGES BUYER SHALL SUFFER CAUSED PROXIMATELY BY ANY LIABILITY OF SELLERS THAT IS NOT AN ASSUMED OBLIGATION.

5.5 Indemnification Provisions for Benefit of Sellers.

(a) IN THE EVENT BUYER BREACHES ANY OF ITS REPRESENTATIONS CONTAINED IN THIS AGREEMENT, THEN BUYER AGREES TO INDEMNIFY SELLERS FROM AND AGAINST THE ENTIRETY OF ANY DAMAGES SELLERS SHALL SUFFER THROUGH AND AFTER THE DATE OF THE CLAIM FOR INDEMNIFICATION CAUSED PROXIMATELY BY THE BREACH.

(b) BUYER AGREES TO INDEMNIFY SELLERS FROM AND AGAINST THE ENTIRETY OF ANY DAMAGES SELLERS SHALL SUFFER CAUSED BY ANY LIABILITY OF SELLERS THAT IS AN ASSUMED OBLIGATION.

5.6 Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Damages for purposes of this Article V. All indemnification payments under this Article V shall be deemed adjustments to the Purchase Price.

5.7 Other Indemnification Provisions. The indemnification provisions in this Article V are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of a representation, covenant, or warranty.

ARTICLE VI.

MISCELLANEOUS

6.1 Notices. Any notices or other communications hereunder shall be deemed given, made and received when personally delivered or 48 hours after the same has been deposited into the United States mail, postage prepaid, registered or certified mail, addressed to the Parties at the following addresses:

To each Seller:
Intermissum Limited
PO Box 12535, Harlow Delivery Office
Stone Cross, Harlow, Great Britain, CM20 1AA

To Buyer :
Good Gaming, Inc.
415 McFarlan Road, Suite 108
Kennett Square, PA 19348

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

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6.2 Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the purchase and sale of the Purchased Assets and supersedes all prior and contemporaneous agreements, representations and understandings of the Parties related to said purchase and sale.

6.3 Amendments and Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

6.4 No Third-Party Beneficiaries.This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective heirs, representatives, successors, and permitted assigns.

6.5 Governing Law; Venue. This Agreement and the Bill of Sale attached hereto as Exhibit A shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Venue for any action shall be exclusively in New York County, New York.

6.6 Succession and Assignment.This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

6.7 Counterparts; Execution and Delivery.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, and shall be deemed effectively executed upon the receipt by Buyer and Sellers of the last page of this Agreement duly executed by the Parties hereto.

6.8 Expenses. Except as otherwise expressly provided herein, the Parties shall pay their own fees and expenses, including their own attorneys’ and other professional advisor fees, incurred in connection with this Agreement or any transaction contemplated hereby.

6.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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6.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. All dollar amounts stated herein are in lawful money of the United States of America. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

6.11 Incorporation of Exhibits. The exhibits identified in this Agreement are incorporated herein by reference and made a part hereof

6.12  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.13 Time of the Essence.Time shall be of the essence in this Agreement.

6.14 Acknowledgment of Legal Representation. Sellers acknowledge that Buyer has prepared all of the documentation, including without limitation this Agreement and the attached Exhibit A, surrounding the purchase and sale transaction contemplated herein (the “Transaction Documents”), (ii) Sellers have carefully read and understood all of the terms and provisions of the Transaction Documents, and (iii) Sellers have consulted with or had ample opportunity to consult with counsel with respect to its rights under the Transaction Documents.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLERS:	BUYER:
Intermissum Limited	Good Gaming, Inc.

By:	David B. Dorwart, Chairman
Title:

Alexander Ridley

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EXHIBIT A

BILL OF SALE

The undersigned Sellers (the “Sellers”), do hereby sell grant, bargain, transfer, sell, assign, convey and deliver to Good Gaming, Inc., a Nevada corporation, (the “Buyer”), all right, title and interest in and to the Purchased Assets as such term is defined in that certain Asset Purchase Agreement dated January 3rd, 2018, by and between Sellers and Buyer (the “Agreement”), the terms of which are incorporated herein by reference as if set forth at length herein.

Sellers for themselves, their heirs, representatives, successors and assigns, hereby covenant and agree that, at any time and from time to time forthwith upon the written request and at the expense of Buyer, Sellers will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Bill of Sale.

This Bill of Sale shall be binding upon and inure to the benefit of the Parties and is executed and delivered by Sellers as of this 3rdday of January, 2018.

SELLERS;

Intermissum Limited
By:	Alexander Ridley
Title:	Director

Alexander Ridley

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